UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 22, 2016

8point3 Energy Partners LP

(Exact name of registrant as specified in its charter)

Delaware	1-37447	47-3298142
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

77 Rio Robles
San Jose, California	95134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (408) 240-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Underwriting Agreement

On September 22, 2016, 8point3 Energy Partners LP (the “Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Partnership and 8point3 General Partner, LLC (collectively, the “Partnership Parties”), and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the representative of the several underwriters named in Schedule A therein (the “Underwriters”), providing for the offer and sale by the Partnership (the “Offering”), and purchase by the Underwriters, of 7,000,000 class A shares representing limited partner interests in the Partnership (“Class A Shares”) at a price to the public of $14.65 per Class A Share.  Pursuant to the Underwriting Agreement, the Partnership also granted the Underwriters an option for a period of 30 days to purchase up to an additional 1,050,000 Class A Shares on the same terms.

The Offering is registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a shelf registration statement on Form S-3 (File No. 333-212366) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on September 1, 2016. The Offering was made under the prospectus supplement dated September 22, 2016 (the “Prospectus Supplement”), and the accompanying prospectus, dated September 1, 2016 (together with the Prospectus Supplement, the “Prospectus”), constituting a part of the Registration Statement.

The Underwriting Agreement contains customary representations, warranties and agreements of the parties, and customary conditions to closing, obligations of the parties and termination provisions. The Partnership Parties have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering is expected to close on September 28, 2016, subject to customary closing conditions.  The Partnership expects to receive proceeds (net of underwriting discount and estimated offering expenses) from the Offering of approximately $98.8 million.  As described in the Prospectus, the Partnership intends to use the net proceeds of the Offering to purchase 7,000,000 common units of 8point3 Operating Company, LLC (“OpCo”), the entity that holds the Partnership’s project assets. OpCo intends to use the proceeds from the sale of its common units to fund a portion of the purchase price of the previously announced acquisition of a 49% interest in the Henrietta Project, a substantially completed, 102 MW photovoltaic solar generating facility located in Kings County, California (the “Henrietta Acquisition”). OpCo anticipates funding the remainder of the purchase price for the Henrietta Acquisition with a combination of cash on hand and borrowings under the Partnership’s credit facilities.

As more fully described in the Prospectus, the Underwriters and their respective affiliates are full service institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage services. The Underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the Partnership and its affiliates, for which they received or may in the future receive customary fees and reimbursement of expenses.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Number	Description
1.1

Underwriting Agreement dated September 22, 2016, by and among 8point3 Energy Partners LP and 8point3 General Partner, LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named in Schedule A therein.

5.1	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

8POINT3 ENERGY PARTNERS LP

By:	8point3 General Partner, LLC,
its general partner

By:	/s/ Jason E. Dymbort
Jason E. Dymbort
General Counsel

Date: September 23, 2016

INDEX TO EXHIBITS

Number	Description
1.1

Underwriting Agreement dated September 22, 2016, by and among 8point3 Energy Partners LP and 8point3 General Partner, LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named in Schedule A therein.

5.1	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered.

5